Exhibit 10.1

FORM OF FIFTH AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

This Agreement (the “Fifth Amendment”) is entered into between Flow International Corporation (the “Company”) and the undersigned as of January 24, 2007. It further amends the Registration Rights Agreement (the “Agreement”) made and entered into as of February 21, 2005, by and among the Company and the investors signatory thereto (each an “Investor” and collectively, the “Investors”) as amended as of September 13, 2005 (“First Amendment”), October 12, 2005 (“Second Amendment”), December 31, 2005 (“Third Amendment”), and January 31, 2006 (“Fourth Amendment”). Capitalized terms not specifically defined herein shall have the same meaning as in the Agreement. For good and adequate consideration, receipt of which is hereby acknowledged, the undersigned agree(s) as follows

1.	The undersigned is an “Investor.” The Investor continues to hold some of the Registrable Securities acquired pursuant to the Purchase Agreement.

2.	Pursuant to Section 6(f) of the Agreement, Section 2(d) of the Agreement is hereby amended to read as follows:

(d) If: (i) a Registration Statement is not filed on or prior to its Filing Date (if the Company files a Registration Statement without affording the Holders the opportunity to review and comment on the same as required by Section 3(a) hereof, the Company shall not be deemed to have satisfied this clause (i)), or (ii) a Registration Statement is not declared effective by the Commission on or prior to its required Effectiveness Date, or (iii) after its Effective Date, without regard for the reason thereunder or efforts therefore, such Registration Statement ceases for any reason to be effective and available to the Holders as to all Registrable Securities to which it is required to cover at any time prior to the expiration of its Effectiveness Period for more than an aggregate of 102 Trading Days (which need not be consecutive) (any such failure or breach being referred to as an “Event,” and for purposes of clauses (i) or (ii) the date on which such Event occurs, or for purposes of clause (iii) the date which such 102 Trading Day-period is exceeded, being referred to as “Event Date”), then in addition to any other rights the Holders may have hereunder or under applicable law: on each such Event Date, and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to each Holder an amount in cash, as partial liquidated damages and not as a penalty, equal to 1.0% of the aggregate Investment Amount paid by such Holder for Shares pursuant to the Purchase Agreement. The parties agree that the Company will not be liable for liquidated damages under this Section in respect of the Warrants. The partial liquidated damages pursuant to the terms hereof shall apply on a daily pro-rata basis for any portion of a month prior to the cure of an Event, except in the case of the first Event Date.

3.	Except as expressly provided for in this Fifth Amendment, the Agreement as amended by the First, Second, Third and Fourth Amendments will remain unchanged and in full force and effect. The term “Agreement”, as used in the Agreement and all other instruments and agreements executed thereunder, shall for all purposes refer to the Agreement as amended by the First, Second, Third and Fourth Amendments and this Fifth Amendment.

4.	This form of the Fifth Amendment is one of several identical forms of the Fifth Amendment, the others to be executed by other Investors. This Fifth Amendment and the other identical forms of Fifth Amendment shall become effective when executed forms of Fifth Amendments given by Holders of no less than a majority in interest of the then outstanding Registrable Securities shall be delivered to the Company.

Flow International Corporation

:
Its

	Name of Investor	Number of Registrable Securities Held
By:		(Equal to number of shares and warrants purchased under Purchase Agreement)
Its